EXHIBIT 10(x)













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                       DISTRIBUTION AND ROYALTY AGREEMENT

    THIS AGREEMENT dated May 30, 2003, is between CEL-SCI Corporation, ("the Company"), and Eastern Biotech.

    The parties agree as follows:

   1. As used in this Agreement, the following definitions apply:

        a. "Products" mean Multikine and CEL-1000, or any improvements and derivatives thereof.

        b. "Net sales" means the gross receipts representing sales of the Products worldwide, except for sales in the Territory, in finished product form (i.e., packaged and labeled for sale to the ultimate consumer) less deductions for: (i) transportation charges, including insurance, for transporting Product, (ii) trade, quantity and cash discounts on Product, (iii) allowances or credits to customers on account of rejection or return of Product. Sales between affiliates or permitted sublicensees shall be excluded from the computation of Net Sales and no royalties will be payable on such sales;

        c. "Territory" means Greece, Serbia and Croatia.

   2. Eastern Biotech will pay $500,000 to the Company within 14 days of the signing of this Agreement. In consideration for this payment Eastern Biotech will receive the following:

        a) Distribution Rights:

        Subject to the following terms and conditions the exclusive right to market, distribute and sell the Products in the Territory.

        Eastern Biotech shall, at its own expense, obtain all governmental and other approvals which are necessary for Eastern Biotech to import and market, sell and distribute the Products in the Territory. Eastern Biotech shall conduct all clinical studies required for the registrations with the health departments in the Territory required in connection with the approvals and registrations for the Products. Eastern Biotech shall bear all the costs and expenses in conducting such studies in the Territory, including the cost of clinical supplies of the


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        Products from the Company, plus the Company's expenses associated with regulatory applications. The Company agrees to provide pertinent information and technical assistance to Eastern Biotech in seeking these approvals. Eastern Biotech shall promptly provide to the Company copies, along with English translations, of all of its product registrations and other approvals for the marketing, distribution and sale of the Products in the Territory. Eastern Biotech shall comply with all applicable laws in the Territory in conducting clinical studies and in marketing, distributing and selling the Products. All preclinical and clinical data generated in the Territory shall belong to the Company for the Company's use in Product registrations outside the Territory. If Eastern Biotech has not enrolled at least 20 patients in a controlled, mutually designed head & neck cancer clinical trial by June 1, 2004, Eastern Biotech will lose its exclusive right to market, distribute and sell the Products in the Territory.

        Eastern Biotech may market, sell and/or distribute the Products under the trademark owned or used by the Company (e.g. Multikine(TM)). Upon Eastern Biotech's request, the Company shall license Eastern Biotech to use its trademark in the Territory. Eastern Biotech may market, sell and/or distribute the Products in the Territory under any trademark owned or used by it as it may from time to time choose. Such trademarks shall become the sole property of the Company.

        Eastern Biotech shall be responsible for ensuring the accuracy of the information and the form of the labeling for the Products and their compliance with applicable laws within the Territory.

        The Company will ship, for use in all clinical trials in the Territory, clinical supplies (investigational drug) necessary to support the clinical trials. The Company will invoice Eastern Biotech for all clinical supplies, at the Company's cost, as well as all shipping costs including customs, storage, and insurance. Payment will be due in 30 days from date of invoice.

        Eastern Biotech shall place all orders for Products by delivering to the Company a written purchase order specifying the Product, quantity and delivery date (which delivery date shall not be less than 180 days after the date such purchase order is delivered to the Company).

        After accepting any written purchase order, the Company shall use reasonable commercial efforts to fill each order by the specified delivery date and shall notify Eastern Biotech of anticipated delays in


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        filling any order. Product shall be shipped FOB point of origin. Eastern
        Biotech shall arrange for the carrier or shipping agent to transport each shipment of Products from the Company's loading dock at the point of origin to desired destination. Eastern Biotech will ensure that adequately monitored freezer (-20(0)C) space is maintained for Product storage prior to its distribution. Eastern Biotech shall arrange for carrier/shipment of Products to maintain frozen condition.

        With each shipment of Products to Eastern Biotech, the Company shall invoice Eastern Biotech for the Products included in such shipment. The Purchase Price of Product for commercial sale shall be set at the Company's manufacturing cost plus 100%. Payment shall be made in U.S. dollars, by confirmed irrevocable letter of credit from an internationally recognized bank to the Company's US bank.

        The Company warrants and guarantees that, prior to Eastern Biotech taking possession, upon deliver FOB point of origin, the Products shall meet the specifications supplied by the Company and shall not be adulterated or misbranded as required by the health authorities within the Territory. Other than as provided for in this Agreement, the Company makes no other warranties with respect to the Products. The Company does not make any implied warranties with respect to the effectiveness of this Products.

         b) Royalty:

        For a period of 30 years following the date of this Agreement, the Company agrees to pay Eastern Biotech a 1% royalty on net sales worldwide, except for sales in the Territory, for the Products. In the case of a revenue sharing agreement such as the one the Company currently has with Orient EuroPharma, the Company shall pay 1% of the amount it receives from Orient EuroPharma, or any other such company in the future. Such 1% payments shall be made to Eastern Biotech without any withholding or deduction, except as required by applicable law. Every six months, starting January 31, 2004, the Company shall prepare an accounting and send by wire transfer the required amounts to such account as Eastern Biotech shall specify. All payments shall be made in U.S. dollars. All amounts due and owing to Eastern Biotech that are not paid when due shall bear interest at the rate of 1 1/2% per month, or if lower, the maximum rate allowed by law, in either case calculated from the date the amount was first due.


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         In the event there is a disagreement with the calculation of payment to
         Eastern Biotech from the Company, Eastern Biotech shall notify the Company of its objections in written form and, if required, the parties shall meet to discuss the matter and use reasonable efforts to address the concerns of both parties to their mutual satisfaction.

        c) Common Stock and Warrants:

        1,100,000 shares of the Company's common stock and warrants which will allow the holder to purchase an additional 1,100,000 shares of the Company's common stock at a price of $0.47 per share at any time during the three-year period after the warrants are issued. The Company agrees to register the 1,100,000 shares of common stock and the shares underlying the warrants (collectively the "Securities") for public sale no later than September 30, 2003. If the Securities are not registered by September 30, 2003, the royalty rate shall increase from 1% to 2% for the Products and the warrants will be extended to have a five-year life from the date of this Agreement.

   3. Each certificate representing the shares of common stock and any shares issuable upon the exercise of the warrants shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion


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of Company counsel, the registration of the Securities under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days.

   4. Representations and Warranties of the Company. In order to induce Eastern Biotech to enter into this Agreement and to purchase the Securities, the Company hereby makes the following representations and warranties to Eastern Biotech:

Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its obligations hereunder.

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Securities in accordance with the terms hereof. The execution of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's


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rights and remedies or by other equitable principles of general application.

No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission, the American Stock Exchange prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto).

Commission Documents, Financial Statements. The common stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has


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delivered or made available to Eastern Biotech true and complete copies of the
Commission Documents filed with the Commission since September 30, 2002. The Company has not provided to Eastern Biotech any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Form 10-Q for the fiscal quarter ended March 31, 2003 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

No Material Adverse Change. Since March 31, 2003, the Company has not experienced or suffered any Material Adverse Effect except as disclosed in the Commission Documents.

No Undisclosed Liabilities. Except as disclosed in the Commission Documents, the Company did not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's business since March 31, 2003 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

No Undisclosed Events or Circumstances. Since March 31, 2003 no event or circumstance has occurred or exists with respect to the Company, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.


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Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, or any of its properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such which, individually or in the aggregate, would have a Material Adverse Effect.

Disclosure. To the best of the Company's knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to Eastern Biotech by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

Governmental Approvals. Except as set forth in the Commission Documents and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations pursuant to this Agreement.

5. Representations and Warranties of Eastern Biotech: Eastern Biotech hereby makes the following representations and warranties to the Company:

Acquisition for Investment. Eastern Biotech is purchasing the Securities for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Eastern Biotech does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the


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representations  herein,  Eastern  Biotech  does  not  agree  to hold any of the
Securities for any minimum or other specific term and reserves the right to dispose of any of the Securities at any time in accordance with federal and
state   securities  laws  applicable  to  such   disposition.   Eastern  Biotech
acknowledges that it (i) has such knowledge and experience in financial and business matters such that Eastern Biotech is capable of evaluating the merits and risks of Eastern Biotech's investment in the Company and is (ii) able to bear the financial risks associated with an investment in the Securities and
(iii) that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

Rule 144. Eastern Biotech understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Eastern Biotech acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that Eastern Biotech has been advised that Rule 144 permits resales only under certain circumstances. Eastern Biotech understands that to the extent that Rule 144 is not available, Eastern Biotech will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

General. Eastern Biotech understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Eastern Biotech set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Eastern Biotech understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

Opportunities for Additional Information.
----------------------------------------

Eastern Biotech acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of Eastern Biotech's personal knowledge of the Company's affairs, Eastern Biotech has asked such questions and received answers to its full satisfaction, and Eastern Biotech desires to invest in the Company.


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Accredited Investor.

Eastern Biotech is an accredited investor (as defined in Regulation D of the Securities and Exchange Commission), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Eastern Biotech acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

6. Closing. The closing of this Agreement shall occur upon delivery by facsimile of executed signature pages to this Agreement. The original signature pages will subsequently be sent to the other parties. Once the $500,000 has been received in the Company's account, the Company will authorize the issuance of the shares and release the warrant certificate in the form attached.

7. Governing Law; Arbitration. The formation, validity, construction and performance of this Agreement shall be governed by the laws the Commonwealth of Virginia, USA. All disputes arising in connection with this Agreement shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. Any such arbitration shall be conducted in English. The arbitration shall take place in Vienna, Virginia, USA. The judgment of the arbitration shall be final and binding to both parties.

8. Miscellaneous. This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof. Any change to this Agreement must be in writing and signed by an authorized officer of each party, and specifically state that it is an amendment to this Agreement. With the consent of the Company, which may not be unreasonably withheld, Eastern Biotech may assign this Agreement to any entity which is under common control with Eastern Biotech.




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        IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            CEL-SCI CORPORATION


                                            By: /s/ Geert Kersten
                                                ------------------------
                                                Geert Kersten
                                                Chief Executive Officer


                                            Eastern Biotech


                                            By: /s/
                                                ------------------------------